                                   EXHIBIT 99


NEWS BULLETIN                                        HARDINGE INC.
     FROM:                                    RE:    ONE HARDINGE DRIVE
                                                     ELMIRA, NY  14902
                                                     (NASDAQ: HDNG)

THE FINANCIAL RELATIONS BOARD
-----------------------------
  B S M G  W O R L D W I D E

--------------------------------------------------------------------------------
AT THE COMPANY:      AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
Richard L. Simons    Kerry Thalheim       John McNamara
Exec VP & CFO        General Inquiries    Analyst Inquiries
(607) 734-2281       (212) 445-8437       (212) 445-8435


FOR IMMEDIATE RELEASE
---------------------
September 20, 2001


                  HARDINGE ANNOUNCES THIRD QUARTER NONRECURRING
                  CHARGE; INTENDS TO REDUCE DIVIDENDS BY 20%;
                           EXPECTS THIRD QUARTER LOSS

o The realignment is designed to improve the Company's profitability, strengthen its financial position and enhance its competitive advantages.
o There will also be a sharper focus on cost effective, high performance products.
o These actions, along with cost reduction initiatives implemented earlier this year, are expected to generate annual pretax cost savings of approximately $9 million.
o Approximately 98% of the $26 million after tax nonrecurring charge is non-cash.


ELMIRA, N.Y., SEPTEMBER 20, 2001-- Hardinge Inc. (NASDAQ: HDNG), a leading producer of advanced material-cutting solutions, today announced that it plans to take a third quarter nonrecurring charge of approximately $26 million, or $2.99 per basic and diluted share after tax. This realignment is in response to the current recession impacting the machine tool industry and market changes requiring the Company to strategically realign its US based manufacturing operations in Elmira, New York.

The Company noted that the after tax nonrecurring charge includes: (1) an inventory write-off of approximately $17.7 million related to under-performing product lines which will be discontinued; (2) a goodwill write-off of approximately $3.9 million associated with a 1998 acquisition; (3) a reserve for uncollectable accounts and notes receivable of approximately $3.4 million; and
(4) a write-down of approximately $0.8 million related to underutilized assets that will be offered for sale. All of the above items will be non-cash charges to the income statement. Cash charges of less than $1 million will be incurred to implement these actions, and are included in the total $26 million nonrecurring charge.

This action follows previously announced cost cutting efforts in 2001 which included layoffs of over 25% of its North American workforce, curtailment of discretionary spending, short time work for factory and office employees which equates to a further 10% reduction in hours, 5% paycuts for its salaried employees, and 10% paycuts for executives. These previous changes, along with today's actions, equate to an annual expense savings of approximately $9 million ($5.9 million after tax), with the full benefit being realized in 2002.

J. Patrick Ervin, President & Chief Executive Officer, stated, "We believe that the realignment of our U.S. manufacturing operations is a very positive step for Hardinge. This will assure that Hardinge is better positioned to grow the business in areas that will provide us the best returns long-term. There is no question that Hardinge has a clear competitive advantage in developing technologically advanced, high performance machines. Accordingly, going forward, we will concentrate our US based manufacturing and engineering resources on cost-effective, high end products. Specifically, this strategic realignment of our Elmira operations enables us to place more emphasis on the next generation of our highly successful line of horizontal lathes.

"After these adjustments are made to our domestic operations, we will have a more streamlined and focused business in the United States that will be able to generate better results in meeting our target customers' needs. In particular, the successful product platforms we will focus on substantially improve the productivity capabilities of our traditional, very demanding customers. This is critical to meeting our customer expectations and an important key to enhancing our leadership position in our industry.

"In addition, these actions will result in a financially stronger company. The conversion of underperforming inventory into cash through tax benefits and sales at discounted prices will enable us to reduce our debt level and free up resources to invest in new products and ventures," added Mr. Ervin. He also noted that the Company has successfully renegotiated with its lenders certain financial covenants required by the terms of its credit facility.

The Company also announced that the Board of Directors intends to reduce future dividends by approximately 20%. This specific action will generate annual cash savings of $1.0 million. At the same time, the Board also voted to reduce Directors' fees by 15% through reductions in annual Board and meeting fees.

Commenting on the outlook for the current quarter, Mr. Ervin noted, "Our third quarter has traditionally been our slowest quarter with summer shop shutdowns and vacations for our customers affecting our order and sales levels. This year, however, the slowdown has been even sharper. U.S. consumption of metal-cutting tools in July was 46% below the levels in the same month last year, as reported in the latest data from the Association for

Manufacturing Technology, the primary industry trade group. And, we believe that the month of August will also be down in the same range over last year's already depressed levels. In fact, last Friday, the Federal Reserve reported that U.S. manufacturing output fell 0.8% in August for the 11th consecutive monthly drop, while manufacturing capacity use remained at the lowest levels since 1983. While we had hoped for a rebound in September as people returned from vacations, the devastating tragic events in New York City, Washington D.C. and southwestern Pennsylvania on September 11th have clouded our outlook further. At this time, on sales in the range of $45 million to $47 million, and, excluding the nonrecurring charge, we expect to report for the quarter ended September 30, 2001, a loss of between $0.01 and $0.04 per basic and diluted share on a pro forma basis and a net loss of $0.03 and $0.06 per share. These reported numbers differ from the pro forma results by the amortization of purchased goodwill. Additionally, given current business conditions, we find it impossible to forecast results for the fourth quarter and beyond."

 Mr. Ervin, concluded, "In summary, we are pleased that our strategy of expanding geographically has helped us during these difficult market conditions in the United States. Now, we are in the process of becoming a more agile company in the U.S., ready to quickly respond when the cyclical turnaround occurs and to grow more profitably. At the same time, we continue to invest in new products and our global manufacturing capabilities, both important contributors to our long-term success."

The Company will host a conference call at 10:00 EST today to discuss this announcement. The live broadcast of the conference call will be available online at WWW.STREETFUSION.COM. An online rebroadcast of the call will be available at this site after the call.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines, electrical discharge machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at WWW.HARDINGE.COM.



THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS

BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.